UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC 20549

                        SCHEDULE 14A
                     AMENDMENT NUMBER 1

           PROXY STATEMENT PURSUANT TO SECTION 14A
           OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION
     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material
     Pursuant to Rule 14a-11(c) or Rule 14a-12


                  WESTMORELAND COAL COMPANY
------------------------------------------------------------
       (Name of Registrant as Specified In Its Charter)


        WESTMORELAND COMMITTEE TO ENHANCE SHARE VALUE
------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

         Westmoreland Committee to Enhance Share Value

                    2789-B Hartland Road
                   Falls Church, VA 22043
                        (703) 641-4612

Dear Fellow Depositary Shareholder:

On behalf of the Westmoreland Committee to Enhance Share Value, I ask for your consent to remove the present two directors as representatives of the Depositary Shareholders sitting on Westmoreland Coal Company's Board of Directors and to replace them with the two persons selected by the Committee.

You will find more details in the accompanying Request For
Consents. I invite you to contact me or other members of the Committee. We look forward to discussing our Request for Consents with you.

                     Sincerely,

                     /s/ Frank E. Williams, Jr.
                     FRANK E. WILLIAMS, JR.
                     Chairman


                     REVISED PRELIMINARY
                     REQUEST FOR CONSENT
           of the holders of  Depositary Shares of
                  Westmoreland Coal Company

                         solicited by

       WESTMORELAND COMMITTEE  TO ENHANCE  SHARE VALUE

The enclosed Consent to Corporate Action is solicited on behalf of the Westmoreland Committee to Enhance Share Value. The purpose of our solicitation is to obtain the consents of the persons holding a majority of the outstanding Depository Shares to remove the two Preferred Stock directors now sitting on the board of directors of Westmoreland Coal Company and replace them with the two persons named later in in this document. The Committee is a direct outgrowth of the experience of one of its members who served as co-chairman of the Official Committee of Equity Security Holders in 1998 and 1999 while the Company was under the jurisdiction of the Federal Bankruptcy Court. Based on that experience and on observations of subsequent corporate results, the members of the Committee believe that the present Preferred Stock directors should be replaced.

According to the Company's proxy statement used in connection with the June 2000 annual meeting of stockholders, there were 834,833 Depositary Shares outstanding on April 10, 2000. The Committee believes that remains as the number now outstanding. In order for the replacement of directors to become effective, holders of a majority of those Shares must consent to this action.

It is anticipated that this Request for Consents and Consent to Corporate Action will be mailed to selected shareholders on or about July 29, 2000.


CONSENT SOLICITATION

The Company offered and sold in an underwritten public offering, utilizing a Prospectus dated July 1, 1992, two million three hundred thousand Depositary Shares. After two tender offers by the Company in 1999, the number of Depositary Shares was reduced to the 834,833 shares now outstanding.

Each Depositary Share represents and is essentially equivalent to one quarter of a share of the Company's Series A Convertible Exchangeable Preferred Stock. The Certificate of Designation setting forth the terms of the Preferred Stock, which has been incorporated into the Company's Certificate of Incorporation, provides that any Preferred Stock Director may be removed by the vote of the holders of record of a majority of the outstanding shares of the Preferred Stock at a meeting called for such purpose. Delaware law provides that any action which may be taken at a meeting of stockholders may instead be taken by consent of the stockholders entitled to take such action without a meeting and without prior notice and without a vote. The law also provides, in effect, that the consents must be dated, signed and presented to the Company within 60 days after the record date, which has been set by the Company as July 19, 2000. Pursuant to that law, the Committee is seeking your CONSENT to corporate action without a meeting. The corporate action to be taken by the Depositary shareholders is to remove the Preferred share directors and replace them with the Committee's Preferred share nominees. In order for the consents to be effective, we must obtain consents covering a majority of the outstanding Preferred shares on the record date.


                  THE COMMITTEE'S NOMINEES

Information about the Committee's nominees follows. Each nominee has consented to being named as such and to serve as a Preferred Share director if the requaired consents are obtained. Neither of the nominees nor any of their associates has any arrangement or understanding with any person with respect to future employment with the Company nor with respect to any future transactions to which the Company or any of its affiliates will be a party. Neither nominee is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Guy O. Dove, III, age 63, is a Personal Investor, Washington, DC (since 1989). He also serves as Chairman of Pinnacle Oil Company (exploration and production of natural gas and oil), with assets mainly in Oklahoma (since 1972). Previously, Mr. Dove was Partner and Chief Investment Officer, The Clarendon Group, London, UK, where he was responsible for all facets of investment management of a $3 billion reinsurance group. Prior positions included: First Vice President, Schroder Capital Management, Inc., Washington, DC, and Bond Manager responsible for the National Fixed Income Department, having more than $100 Million in funds under management; Vice President, Equitable Trust Company, Baltimore, MD, and Senior Bond Manager in the Pension Fund Department responsible for fixed income portfolios, managing more than $400 Million in funds; and Financial Consultant, Federal Energy Administration, Washington, DC Projects with FEA included evaluating financial problems relating to the electric utility industry and the impact of financial markets of various policy options. Trinity College -- BA.

Frank E. Williams, Jr., age 66, is Founder, Chairman, and CEO of Williams & Beasley Co. (steel erection), Dallas, TX (since
1996). He is also Chairman of Williams Enterprises of Georgia, Inc. (steel fabrication and erection of structural steel and miscellaneous iron) and its five subsidiaries, Atlanta, GA (since 1967). He served as Co-Chairman of the Westmoreland Official Committee of Equity Security Holders (June 1998 to February 1999). Previously, he was President, CEO, and Chairman, of Williams Industries, Inc. (construction services), Falls Church, VA (1961 to 1995). He also served as a Director and Chairman of the Board, Capital Bank NA, Washington, DC. Georgia Institute of Technology -- Bachelor of Civil Engineering.


      THE WESTMORELAND COMMITTEE TO ENHANCE SHARE VALUE

     The Committee is an outgrowth of the Official Committee of Equity Security Holders (the "Equity Committee") that was formed on June 29, 1998, when the Office of the United States Trustee granted certain shareholders' request to appoint a committee to represent the rights and interests of common and preferred shareholders. Following the dismissal of the bankruptcy case, the Equity Committee was dissolved February 4, 1999. In early March 1999, three of the former members of the Equity Committee, Frank E. Williams, Jr., Nelson Obus, and R. Bentley Offutt joined with a fourth shareholder, Guy
O. Dove III, to form the Westmoreland Committee to Enhance Share Value. Messrs. Offutt and Obus have since resigned as members of the Committee and are not involved in this solicitation. In July 2000, Dr. Stephen D. Rosenbaum joined with Messrs. Williams and Dove to constitute the present Committee. More detailed information about each of the Committee members is set forth below.

Frank E. Williams, Jr., 2789 Hartland Road, Falls Church, VA 22043. His principal occupation is Chairman of the Board of Williams Enterprises of Georgia, whose principal business is steel construction and whose address is 1285 Hawthorne Ave., P.O. Box 756, Smyrna, GA 30081. Mr. Williams beneficially owns, directly and indirectly, 255,400 shares of Common Stock and 19,458 Depositary Shares. Mr. Williams owns no shares of stock of record which he does not also beneficially own. Certain of the shares set forth as being beneficially owned by Mr. Williams are owned by his wife, his recently deceased father's estate, a family charitable foundation, and a family trust. No associates of Mr. Williams, other than the members of the Committee and the family members, own any of the Company's securities. Of these, shares have been purchased during the past two years as follows:

      DATE        NUMBER OF SHARES          TYPE OF SECURITY
      ----        ----------------          ----------------

July 27, 1998           4,000                   Depositary
October 1, 1998        34,000                   Depositary
May 10, 1999            1,000                   Depositary
August 17, 1999         5,000                     Common
August 19, 1999         1,000                     Common
August 20, 1999           100                     Common
August 23, 1999           800                     Common
August 24, 1999         8,100                     Common
August 26, 1999.       10,000                     Common
August 27, 1999           500                     Common
August 31, 1999         9,000                     Common

     On September 3, 1998, Mr. Williams sold 15,000 shares of
Common Stock.  On April 14, 1999, he sold 23,692 Depositary
Shares pursuant to a tender offer made by the Company.


     Guy O. Dove, III, 10 Jay Street, Middleburg, VA 20118. Mr. Dove's occupation is Personal Investor and Chairman of the Board of Directors of Pinnacle Oil Company of the same address, with assets mainly in Oklahoma. Mr. Dove is the beneficial owner of 220,500 shares of Common Stock and 18,923 Depositary Shares. . He owns no Westmoreland securities of record which he does not beneficially own. 200,000 shares of Common Stock and 13,023 Depositary Shares are owned directly by him, and 20,500 shares of Common Stock and 5,900
Depositary Shares are owned by Pinnacle Oil. Purchases by Mr. Dove directly or through Pinnacle during the last two years are as follows:

      DATE        NUMBER OF SHARES          TYPE OF SECURITY
      ----        ----------------          ----------------

October 28, 1998       35,000                    Common
November 11, 1998       3,000                    Common
November 12, 1998       1,000                    Common
December 21, 1998      40,000                    Common
January 13, 1999        5,000                    Common
November 13, 1998       2,000                  Depositary
April 14, 1999          1,000                  Depositary
April 15, 1999          3,500                  Depositary
April 28, 1999          1,125                  Depositary
July 2, 1999           10,000                    Common
July 8, 1999            5,000                    Common
July 12, 1999           5,000                    Common
August 2, 1999          6,000                    Common
August 13, 1999         5,000                    Common
January 6, 2000           500                    Common
January 7, 2000         3,900                    Common
January 10, 2000          600                    Common
March 13, 2000          1,500                    Common
March 13, 2000            200                  Depositary
March 16, 2000          2,200                  Depositary
March 31, 2000            900                  Depositary
April 4, 2000           2,000                  Depositary
May 4, 2000               200                  Depositary
May 9, 2000               300                  Depositary

     As of April 14, 1999, he sold 9,377 Depositary Shares pursuant to the Company's tender offer for such shares.
Other than the associates set forth above, no associates of Mr. Dove own any Westmoreland securities.

Dr. Stephen D. Rosenbaum, 817 N. Calvert St., Baltimore, MD 31202. Dr. Rosenbaum is an orthopaedic surgeon practicing under his own name at that address.  He is the direct
beneficial owner of 80,000 Depositary shares, of which he purchased 30,000 shares in March 1999 and 17,000 shares in December 1998. He owns no shares of record which he does not beneficially own. He owns no Common Shares of the Company, but the 80,000 Depositary Shares are convertible into 136,640 Common Shares. No associates of Dr. Rosenbaum own any Westmoreland securities.
 .

     The Committee as a group directly and indirectly owns 475,900 shares of Common Stock and 118,481 Depositary Shares. No member of the Committee nor any of their associates has any arrangement or understanding with any person with respect to future employment with the Company nor with respect to any future transactions to which the Company or any of its affiliates will be a party, except, of course, as the members of the Committee itself intend to implement its plans as outlined in this statement. No member of the Committee is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.


             EXECUTION - REVOCATION OF CONSENTS

All consents should be signed and dated by the record holder of the shares consenting. Thus, if the share are held of record by a person other than the beneficial owner, the beneficial owner should instruct the record owner to date and execute the consent. A Consent may be revoked at any time by delivering a later dated and signed written revocation or Consent, executed by the record owner, to the Committee at the address set forth under "How to Contact Us" later in this document, or to the Corporate Secretary of the Westmoreland Coal
Company, 2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado 80903, or at any other address provided by the Committee or the Company. No revocation or later-dated Consent will affect any action taken pursuant to your Consent prior to such revocation.


                    SOLICITATION EXPENSES

     In addition to the use of mails, consents will be solicited by members of the Committee by telephone, telegram, and personal solicitation, for which no compensation will be paid to those persons. Two additional beneficial owners of Depositary Shares (but not members of the Committee), Messrs. Alfred S. Dembrowski and Donald Yorgin, have volunteered to assist in the solicitation for no compensation nor any other direct or indirect benefits other than those shared by the Depositary shareholders as a class. In addition, Ms. Shellyn McCaffrey will be engaged to help solicit consents at an hourly fee, presently estimated to total approximately $25,000. Banks, brokerage houses and other custodians, nominees and fiduciaries may be requested to forward solicitation material to the beneficial owners of Depositary Shares that such institutions hold of record. The Committee will reimburse such institutions for their reasonable out-of-pocket expenses.

     The expense of preparing and mailing this and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, consultants, public relations, transportation, and litigation) will be borne by the members of the Committee.

     The Committee estimates that its total expenditures relating to the solicitation of proxies will be approximately $50,000. Total cash expenditures to-date relating to this solicitation have been approximately $500. It is the Committee's position that its actions with respect to the solicitation of consents, if successful, will enhance the value of the Company for the benefit of its stockholders and therefore presently intends to seek reimbursement from the Company for its reasonable expenses in connection with this solicitation. The Committee does not expect that such matter will be submitted to a vote of security holders, unless required by law.

                   HOW TO CONTACT US

     To contract us:

Frank Williams            (703) 641-4612 (Tel)
                          (703) 641-9082 (Fax)

Guy Dove                  (540) 687-6351 (Tel)
                          (540) 687-6714 (Fax)
                          Guydove@AOL.Com (e-mail)

Shellyn McCaffrey         (703) 739-9398 (Tel)
                          (703)739-5982  (Fax)
                          Smccaffrey@Erols.com

Mailing Address: Westmoreland Committee to Enhance Share Value
                 2789-B Hartland Road
                 Falls Church, VA 22043


                    CONSENT PROCEDURES

     IF YOU OWN AND HOLD DEPOSITARY SHARES REGISTERED IN YOUR
OWN NAME, PLEASE SIGN AND DATE ONE COPY OF THE ENCLOSED CONSENT
FORM AND RETURN IT TO THE COMMITTEE IN THE ENVELOPE PROVIDED.

     IF, HOWEVER, YOU OWN DEPOSITARY SHARES, BUT YOUR STOCK CERTIFICATE IS HELD FOR YOU BY A BROKERAGE FIRM, BANK, OR
OTHER INSTITUTION, IT IS VERY LIKELY THAT THE STOCK CERTIDCATE IS ACTUALLY IN THE NAME OF SUCH INSTITUTION OR ITS NOMINEE. IF SO, THAT INSTITUTION WILL EXECUTE A CONSENT FOR YOUR SHARES
OF STOCK ON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS, BUT NOT OTHERWISE. ACCORDINGLY, IF YOU DO NOT ACTUALLY HOLD THE DEPOSITARY SHARES IN YOUR OWN NAME, PLEASE SIGN AND DATE
ONE COPY OF THE ENCLOSED CONSENT AND RETURN IT TO THE COMMITTEE IN THE ENVELOPE PROVIDED, AND SIGN AND DATE ONE COPY AND SEND TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AT SUCH ENTITY FOR EXECUTION BY THE REORD OWNER OF YOUR SHARES.

APPENDIX
(Form of Consent)
                 WESTMORELAND COAL COMPANY
       CONSENT SOLICITED BY THE WESTMORELAND COMMITTEE
                   TO ENHANCE SHARE VALUE

                      DEPOSITARY SHARES

The undersigned holder(s) of outstanding Depositary Shares Each Representing One Quarter of a Share of Series A Convertible Exchangeable Preferred Stock (the "Depositary Shares") of Westmoreland Coal Company (the "Company") hereby take the following corporate action by written consent without a meeting pursuant to Section 228 of the Delaware General Corporate Law:

RESOLVED, that Messrs. Robert E. Killen and James W. Sight, the two incumbent directors of the Company elected by the holders of the Depositary Shares, are hereby removed from office without cause, effective immediately upon delivery of this Consent to the Company pursuant to said Section 228; and

FURTHER RESOLVED, that Frank E. Williams, Jr. and Guy O. Dove, III are hereby elected as directors of the Company to fill the vacancies created by the removal of Messrs. Killian and Sight, to serve until their successors are elected and qualified.

You may approve, disapprove, or abstain from acting upon, this action by checking the appropriate box:

     APPROVE [ ]     DISAPPROVE  [ ]     ABSTAIN  [ ]

IN THE EVENT NO BOX IS CHECKED, THE ACTION WILL BE COUNTED AS
CONSENTED TO.

The undersigned hereby instruct(s) and empowers each and every person who or entity which is the holder of record for the benefit of the Depositary Shares of which the undersigned (are) is the beneficial owner(s) to date and execute this Consent as such record holder of those Depositary Shares.

BENEFICIAL OWNER(S)
                       Number of shares

                       ------------------- WLB Depositary Shares
                                           cusip #960878304

Print beneficial owner name(s) as it/they appear on stock certificate or brokerage account where they are held:

                         -----------------------------------
                         -----------------------------------
                         -----------------------------------
Brokerage or institution holding shares on your behalf, phone number, and account number (if known):

                         -----------------------------------
                         -----------------------------------

                         Beneficial owner(s) signatures:
                         JOINT OWNERS SHOULD EACH SIGN
                         PERSONALLY.  If signing as attorney,
                         executor, administrator, trustee
                         or guardian, please include your
                         full title.Corporate proxies should
                         be signed by an authorized officer.
                         If a partnership, please sign in
                         partnership name by an authorized
                         partner.

                         Signature(s):

    Date: -------------  -----------------------------------

    Date: -------------  -----------------------------------

    Date: -------------  -----------------------------------


RECORD OWNER(S)
                         Number of shares

                       ------------------- WLB Depositary Shares
                                           cusip #960878304

Print record owner name(s) as it/they appear on stock certificate:

                         -----------------------------------
                         -----------------------------------
                         -----------------------------------

                         Record owner(s) signatures:
                         JOINT OWNERS SHOULD EACH SIGN
                         PERSONALLY.  If signing as attorney,
                         executor, administrator, trustee
                         or guardian, please include your
                         full title.Corporate proxies should
                         be signed by an authorized officer.
                         If a partnership, please sign in
                         partnership name by an authorized
                         partner.

                         Signature(s):

    Date: -------------  -----------------------------------

    Date: -------------  -----------------------------------

    Date: -------------  -----------------------------------